UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2007

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Mr. Armando Anido, our Chief Executive Officer and President, Mr. Jim Fickenscher, our Chief Financial Officer, Mr. Roger Graham, our Executive Vice President, Sales and Marketing, and Dr. Jyrki Mattila, our Executive Vice President, Business Development, R&D, and Technical Operations will present at the Company’s analyst and institutional investor meeting to be held at the Grand Hyatt Hotel, on Park Avenue at Grand Central in New York City on Wednesday, October 17, 2007 (the “Meeting”). In addition, the following leading scientific experts in the treatment of Dupuytren’s contracture and Peyronie’s disease will speak at the Meeting:

•	Lawrence Hurst, M.D., Professor and Chair, Chief of Hand Surgery, Department of Orthopaedics of the Health Science Center, State University of New York at Stony Brook

•

Gerald H. Jordan, M.D., F.A.C.S., F.A.A.P., Professor, Department of Urology, Eastern Virginia Medical School Director, Devine Center for Genitourinary Reconstructive Surgery, Sentara Norfolk General Hospital

The event will be held from 11:30 a.m. to 3:30 p.m. Eastern Time. To access the live web cast for the presentation, which will begin at 12:00 p.m. Eastern Time, please log on to the Company’s web site at www.auxilium.com approximately 15 minutes prior to the presentation. The web cast will also be archived and available on the Company’s web site approximately one hour after completion of the live web cast and will remain available for approximately 90 days after the event.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Presentation materials to be used by the Company’s executives and guest speakers at the Company’s analyst and institutional investor meeting to be held at the Grand Hyatt Hotel, on Park Avenue at Grand Central in New York City on Wednesday, October 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date:	October 17, 2007	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.

Executive Vice President, General
Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Presentation materials to be used by the Company’s executives and guest speakers at the Company’s analyst and institutional investor meeting to be held at the Grand Hyatt Hotel, on Park Avenue at Grand Central in New York City on Wednesday, October 17, 2007.